Exhibit 99.1

COMPANY OVERVIEW

2 Basis of Presentation This presentation (together with oral statements made in connection herewith, the “Presentation Materials”) are provided for informational purposes only and have been prepared to assist interested parties in a proposed private placement in making their own evaluation with respect to an investment in connection with the business combination among Air Water Ventures Holdings Limited (“Air Water” or “Company”), Air Water Ventures Limited (“PubCo”), Inflection Point Acquisition Corp . III (“Inflection Point”) and the other parties thereto, and related transactions (the “Business Combination”) and for no other purpose . By accepting, reviewing or reading these Presentation Materials, you will be deemed to have agreed to the obligations and restrictions set out below . If these Presentation Materials have been received in error they must be returned immediately to Air Water or Cantor Fitzgerald & Co . No Offer or Solicitation These Presentation Materials and any oral statements made in connection with these Presentation Materials do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . These Presentation Materials do not constitute either advice or a recommendation regarding any securities . No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended (the “Securities Act”) or an exemption therefrom . The dissemination, receipt and/or communication of this presentation is restricted by law ; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation . These Presentation Materials are not directed to or intended for distribution, or transfer, either directly or indirectly to, or use by, any person or entity that is a citizen or resident or located in any locality, state, country or jurisdiction where such distribution, transfer, publication, availability or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction . Recipients of this presentation should inform themselves about and comply with all applicable laws, regulations and legal requirements in their respective jurisdiction(s), and Air Water does not accept any liability whatsoever to any person or otherwise in relation thereto . Neither the U . S . Securities and Exchange Commission (the “SEC”) nor any other regulatory authority of any state or other jurisdiction of the United States has approved or disapproved of an investment in the securities or passed on the accuracy or adequacy of the contents of this presentation . Any representation to the contrary is a criminal offence in the United States . This presentation is directed at (i) persons outside the United Kingdom, or, if this presentation is intended for distribution in the United Kingdom, (ii) solely to (a) persons who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 , as amended (the “Order”) ; (b) members or creditors of a corporate body within the meaning of Article 43 of the Order ; (c) those persons falling within Article 49 (2)(a) to (d) of the Order ; or (d) those persons to whom it can otherwise be distributed without contravention of Article 21 of the Financial Services and Markets Act 2000 or to whom it may otherwise lawfully be distributed (each, a “relevant person”) . This presentation is not directed at and must not be acted or relied upon by persons other than relevant persons . Any investment or investment activity to which this presentation refers or otherwise relates is directed at and only available to (i) relevant persons in the United Kingdom, and, (ii) “qualified investors” within the meaning of Article 2 (1)(e) of the Prospectus Directive (Directive 2003 / 71 /EC) in any member state of the European Economic Area . No Representations and Warranties No representations or warranties, express, implied or statutory, are given in, or in respect of, these Presentation Materials, and no person may rely on the information contained in these Presentation Materials . Any data on past performance or modeling contained herein is not an indication as to future performance . This data is subject to change . Each recipient agrees and acknowledges that these Presentation Materials are not intended to form the basis of any investment decision by such recipient and do not constitute investment tax or legal advice . Recipients of these Presentation Materials are not to construe its contents, or any prior or subsequent communications from or with Inflection Point, Air Water, PubCo or their respective representatives as investment legal or tax advice . Each recipient should seek independent third party legal, regulatory, accounting and/or tax advice regarding these Presentation Materials . In addition, these Presentation Materials do not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Air Water or the Business Combination . Recipients of these Presentation Materials should each make their own evaluation of Air Water, and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Inflection Point, Air Water and PubCo assume no obligation to update the information in these Presentation Materials . Each recipient also acknowledges and agrees that the information contained in these Presentation Materials (i) is preliminary in nature and is subject to change, and any such changes may be material and (ii) should be considered in the context of the circumstances prevailing at the time and has not been, and will not be, updated to reflect material developments which may occur after the date of these Presentation Materials . To the fullest extent permitted by law, in no circumstances will Air Water, Inflection Point or PubCo or any of their respective subsidiaries, stockholders, affiliates, representatives, planers, directors, officers, employee, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of these Presentation Materials, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith . These Presentation Materials discuss trends and markets that Air Water’s leadership team believes will impact the development and success of Air Water based on its current understanding of the marketplace and each recipient acknowledges this information is preliminary in nature and subject to change . Industry and Market Data Industry and market data used in these Presentation Materials, including information about Air Water’s total addressable market, has been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Some data is also based on estimates of Air Water and/or Inflection Point, which are derived from their respective review of internal sources as well as third - party sources including those described above . Neither Inflection Point nor Air Water has independently verified the data obtained from these sources and cannot assure you of the reasonableness of any assumptions used by these sources or the data’s accuracy or completeness . Disclaimers

3 Forward Looking Statements Certain statements included in these Presentation Materials are not historical facts but are forward - looking statements, within the meaning of Section 27 A of the Securities Act, Section 21 E of the Securities Exchange Act of 1934 , as amended, and the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “according to estimates,” “assume,” “believe,” “could,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “is of the opinion,” “to the knowledge of,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking . These forward - looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity ; (2) references with respect to the anticipated benefits of the Business Combination and the projected future financial and operational performance of PubCo following the Business Combination ; (3) the sources and uses of cash of the Business Combination ; (4) the anticipated capitalization and enterprise value of PubCo following the consummation of the Business Combination ; (5) statements regarding PubCo’s operations following the Business Combination ; (6) the amount of redemption requests made by Inflection Point’s public shareholders, (7) current and future potential commercial relationships ; (8) the ability of PubCo to issue equity or equity - linked securities in the future ; and (9) expectations related to the terms and timing of the Business Combination . Factors that may cause actual results to differ materially from current expectations include, but are not limited to : (1) risks relating to the successful implementation of Air Water’s business strategy and operational plan ; (2) the ability of key personnel to execute Air Water’s growth strategy and effectively manage Air Water’s operations ; (3) the risk that the Business Combination disrupts current plans and operations of Air Water as a result of the announcement and/or consummation of the Business Combination ; (4) regulatory or other developments that negatively impact demand for the products and services provided by Air Water ; (5) changes in business, market, financial, and/or political conditions, and in applicable laws and regulations ; (6) the outcome of any event, change, or other circumstances that could give rise to the termination of negotiations with respect to the Business Combination or the inability to consummate the Business Combination ; (7) the outcome of any legal proceedings that may be instituted against Air Water, Inflection Point, their respective affiliates, or others ; (8) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations ; (9) the ability to meet stock exchange listing standards following the consummation of the Business Combination ; (10) the risk that the Business Combination disrupts current plans and operations of Air Water or Inflection Point as a result of the announcement and consummation of the Business Combination ; (11) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things : competition, the ability of the combined company to grow and manage growth profitably, the ability of the combined company to build or maintain relationships with customers and retain its management and key employees, capital expenditures and requirements for additional capital, and timing of future cash flow provided by operating activities ; (12) costs related to the Business Combination ; (13) estimates of expenses and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments ; and (14) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in Inflection Point’s final prospectus relating to its initial public offering dated April 25 , 2025 , and in subsequent filings with the SEC, including the Registration Statement (as defined below) relating to the Business Combination by Inflection Point, Air Water, and/or one or more of their affiliates, and periodic Exchange Act reports filed by Inflection Point with the SEC, such as its Annual Reports on Form 10 - K, Quarterly Reports on Form 10 - Q, and Current Reports on Form 8 - K . These statements are based on various assumptions, whether or not identified in these Presentation Materials, and on the current expectations of Inflection Point’s and Air Water’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Air Water . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . The risks and uncertainties above are not exhaustive, and there may be additional risks that neither Inflection Point nor Air Water presently know or that Inflection Point and Air Water currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition . forward looking statements reflect Inflection Point’s and Air Water’s expectations, plans or forecasts of future events and views as of the date of these Presentation Materials . Inflection Point and Air Water anticipate that subsequent events and developments will cause Inflection Points’ and Air Water’s assessments to change . However, while Inflection Point and Air Water may elect to update these forward - looking statements at some point in the future, Inflection Point and Air Water specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing Inflection Point’s and Air Water’s assessments as of any date subsequent to the date of these Presentation Materials . Accordingly, undue reliance should not be placed upon the forward - looking statements . Trademarks These Presentation Materials contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in these Presentation Materials are not intended to, and do not imply, a relationship with Inflection Point or Air Water, an endorsement or sponsorship by or of Inflection Point or Air Water, or a guarantee that Air Water or Inflection Point will work or will continue to work with such third parties . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in these Presentation Materials may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Inflection Point, Air Water, or any third - party will not assert to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights . Financial Information Summarized financial data in this presentation is provided solely for informational purposes, and should not be relied upon for the purpose of making an investment decision or otherwise entering into any transaction whatsoever . Furthermore, the financial information and data contained in these Presentation Materials are unaudited and do not conform to Regulation S - X promulgated under the Securities Act . Accordingly, such information and data may be adjusted in or may be presaged differently in any proxy statement or registration statement to be filed by Air Water and PubCo with the SEC . Important Information for Investors and Stockholders In connection with the Business Combination, Inflection Point, Air Water and PubCo are expected to prepare a registration statement on Form F - 4 (the “Registration Statement”) to be filed with the SEC by Air Water and PubCo, which will include preliminary and definitive proxy statements to be distributed to Inflection Point’s shareholders in connection with Inflection Point’s solicitation for proxies for the vote by Inflection Point’s shareholders in connection with the Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued by PubCo’s security holders in connection with the completion of the Business Combination . After the Registration Statement has been filed and declared effective, Inflection Point will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Business Combination . Inflection Point’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Inflection Point’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about Inflection Point, Air Water, PubCo and the Business Combination . Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by Inflection Point, without charge, at the SEC’s website located at www . sec . gov or by directing a request to Inflection Point Acquisition Corp . III at 167 Madison Avenue Suite 205 # 1017 , New York, NY 10016 . These Presentation Materials are not a substitute for the Registration Statement or for any other document that Inflection Point and/or Air Water and PubCo may file with the SEC in connection with the Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by Inflection Point through the website maintained by the SEC at http://www.sec.gov. Disclaimers

4 Participants In Solicitation Inflection Point, Air Water and PubCo and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Inflection Point’s shareholders in connection with the Business Combination . Investors and security holders may obtain more detailed information regarding Inflection Point’s directors and executive officers in Inflection Point’s filings with the SEC, including Inflection Point’s final prospectus for its IPO, and amendments thereto, as filed with the SEC . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Inflection Point’s shareholders in connection with the Business Combination, including a description of their direct and indirect interests, which may, in some cases, be different than those of Inflection Point’s shareholders generally . will be set forth in the Registration Statement . Shareholders, potential investors and other interested investors should read the Registration Statement carefully when it becomes available before making any voting or investment decisions . Changes and Additional Information In Connection with SEC Filings The information in these Presentation Materials has not been reviewed by the SEC and certain information may not comply in certain respects with SEC rules . As a result, the information in the Registration Statement may differ from these Presentation Materials to comply with SEC rules . The Registration Statement will include substantial additional information about Air Water, Inflection Point and PubCo not contained in these Presentation Materials . Once filed, the information in the Registration Statement will update and supersede the information presented in these Presentation Materials . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE POTENTIAL BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . All references to the “company,” “we,” “us” or “our” refer to Air Water and its consolidated entities prior to the Potential Business Combination . The risks presented below are non - exhaustive descriptions of certain of the general risks related to the business of Air Water, Inflection Point and PubCo and the Business Combination among Air Water, Inflection Point and PubCo and such list is not exhaustive . The list below has been prepared solely for purposes of inclusion in these Presentation Materials and not for any other purpose . You should carefully consider these risks and uncertainties and should carry out your own diligence and consult with your own financial and legal auditors concerning the risks presented by the Business Combination . Risks relating to the business of Air Water, the Business Combination and the business of PubCo will be disclosed in future documents filed or furnished by Air Water, Inflection Point or PubCo with the SEC, including the documents filed or furnished in connection with the Business Combination among Air Water, Inflection Point and PubCo . The risks presented in such filings will be continent with SEC filings typically relating to a public company, including with respect to the business and securities of Air Water, Inflection Point and PubCo and the Business Combination among Air Water, Inflection Point and PubCo, and may differ significantly from, and be more extensive than, those presented below . Disclaimers

David Tuerff – Chief Financial Officer • 15 years of experience with public companies overseeing finance, treasury, and investor relations activities • Led finance function both pre - and post - IPO for Aris Water Solutions, Inc. (NYSE: ARIS), sold to Western Midstream for ~$2.0b in 2025 • Prior to joining A1r water in 2025, David held significant leadership roles in rapidly growing public companies: • Senior Vice President, Finance & Investor Relations at Aris Water Solutions ($2b market capitalization) • Began career at General Electric in their financial management training programs • Led finance and investor relations, prepared investor roadshow and analyst day materials, and presented to buy - side investors through Aris’s successful $250m IPO • Raised over $1.2b of both public market and bank debt financing, including a $400m sustainability - linked high - yield note, a $500m high - yield note refinancing, and a $350m revolving credit facility • Expertise in financial analysis, controllership, investor relations, M&A, and capital markets Pete Carr – Chief Executive Officer • 35 years of cross - functional and diverse geographical experience in consumer - packaged goods and manufacturing businesses . • Pete has been raising standards in the beverage industry for the past three decades. He makes it a priority to know everything about what, why, and how our consumers are drinking • Prior to joining A1r water in 2024, Pete held significant leadership roles in large beverage organizations (both private and public) the last 15+ years: • Global Chief Growth Officer – Bacardi Limited ($6b business) • President & CEO – Bacardi North America ($3.5b business) • President – Glazer’s Inc. (Now Southern Glazer’s Wine & Spirits ($3b) • President U.S. Spirits – Diageo North America ($6b) • President – Diageo Guinness USA ($1.5b) • SVP, Sales – Diageo North America ($500m) • Expertise is in Sales, Marketing, route - to market strategy, and revenue creation within the CPG and beverage sector Ryan Bibbo – Chief Operating Officer • 25 years as a senior executive with extensive international experience across business operations and organizational management arena • In the beverages industry for 20+ years, bringing functional expertise and a comprehensive understanding of business strategy in the commercial and consumer environment • Prior to joining A1r water in 2024, Ryan held significant leadership roles in large organizations (both private and public) the last 15+ years: • Global VP of People & Talent – Bacardi Limited ($6b business) • VP, Chief of Staff & Human Capital – Bacardi North America ($3.5b business) • Vice President – Glazer’s Inc. (Now Southern Glazer’s Wine & Spirits ($3b) • VP Commercial Capability & Talent Mgmt. – Diageo North America ($6b) • Vice President – Diageo Guinness USA ($1.5b) • Played a major role in designing and executing the new organizational strategy and structure of Bacardi and its North America distribution partners . • Expertise in organizational strategy, leading business operating activities, and value creation within the CPG and beverage sector 5 Our Executive Management

We believe every obstacle is an opportunity. Developing air - to - water technology, we are working to become one of the most sustainable sources of water in the world. 6

Investment Highlight s This transformation will challenge our expectations and catalyze a surge in investment. As we enter this new era, a once - overlooked foundation of our success — water — demands immediate and decisive action. Large addressable market Air - to - water market expected to grow 16.3% annually to $12.5b by the end of 2031. (1) Proven product viability Strong early traction in commercial and consumer segments in UAE with international market leaders. Transformative technology Unique Alpha Airflow along with purification IP creates water from air in a range of diverse temperatures and humidity levels, improving energy efficiency. Market expansion potential Scaling up to major bottled water distribution, exploring new industrial uses and developing large - scale water farms, unlocking vast growth opportunities. Robust R&D pipeline By developing off - grid solutions and expanding our consumer product range, we are pushing the boundaries of technology and market engagement. Strong Management Our team excels in engineering, commercial and brand expertise, water quality/purification, finance, operations and manufacturing – positioning us at the forefront of innovation and efficiency. 7 1. Source: Transparency Market Research, Atmospheric Water Generator Market: https://www.transparencymarketresearch.com/atmospheric - water - generator - market.htm l . In the next 10 years, the I l usion of Water’s Infinite Availability wi l Confront its Most Significant Test

“Water stress is the biggest crisis no one is talking about. Its consequences are in plain sight in the form of food insecurity, conflict and migration and financial instability.” (1) Dr. Andrew Steer, President and CEO of the Worl d Resource s Institute Creating accessible water from air at scale is ambitious, but we are making it a reality. CONSUMER • INDUSTRIAL • COMMERCIAL • GOVERNMENT 8 1 . A Q u ar te r o f W o r l d ’ s P o p u l ati o n ar e L i v i n g w i th W ate r S tr e s s : h ttp s : / / w w w . c n n . c o m / 2 0 1 9 / 0 8 / 0 6 / w o r l d / aq u e d u c t - w ate r - c lim a t e - cr i si s - in t l - scl i Opportunity

9 01 02 03 Extremely high >80% High 40% - 80% Medium to high 20% - 39% Low to medium 10% - 19% Low <10% The world is predicted to face a water shortfall of 40% by 2035. Companies in key industries are already losing billions — $15.5 billion has been stranded or is at risk due to changes in water regulations, high levels of pollution, community opposition, and water scarcity (1) (2) Market vulnerability +volatility Water - intensive industries face operational disruptions and increased costs, with more volatile water pricing if market - based and dynamic pricing mechanisms are implemented . Mounting pressure Communities, governments, corporate sustainability programs, financial reporting requirements and consumers demand change. 1. G l o b al F r e s h w ate r D e m an d w i l l E x c e e d S u p p l y 4 0 % b y 2 0 3 0 , E x p e r ts W ar n : h ttp s : / / w w w . w e f o r u m . o r g / s to r i e s / 2 0 2 3 / 0 3 / g l o b al - f r e s h w ate r - d e ma n d - w ill - e x c ee d - s u ppl y - 4 0 - by - 20 30 - e x p er t s - w ar n / # % 3 A ~ % 3 A t e x t% 3 D T o d ay % 2 C % 2 0 t h e % 2 0 p l an e t% 2 0 i s % 2 0 f ac i n g % 2 C as % 2 0 D o w n % 2 0 to % 2 0 E ar t h % 2 0 r e p o r t e d 2. H i g h a n d D r y : H ow W a t e r I ssu e s A r e S t r a n d i n g A sse t s: h t t p s: / / cl a ssi c. cd p . n e t / e n / r e se a r ch / g l ob a l - r e p or t s/ h i g h - an d - dr y - h ow - w ate r - i ssu e s - ar e - s tr an d i n g - a sse t s 3. W or l d R e sou r ce s I n st i t u t e , R a n k i n g t h e W or l d ’ s M ost W a t e r - S tr e s s e d C o u n tr i e s i n 2 0 4 0 : h ttp s : / / w w w . w r i . o r g / i n s i g h ts / r an k i n g - w o r l ds - m ost - w ate r - st r e sse d - cou n t r i e s - 2 0 4 0 WHERE WATER STRESS WILL BE HIGHEST BY 2040 (3) Projected ratio of water withdrawals to water supply in 2040 Source: World Resources Institute via The Economist Intelligence Unit A new reality Water access will impact the global economy in new and unexpected ways, with natural disasters and shortages disrupting supply chains. Solving Global Water Challenges is a Strategic Imperative

B2C B2B B2G AREAS OF FOCUS We believe the greatest demands for air - to - water technology are in the MEA regions and in North America. 1,2 We have built brand awareness in the UAE and continue to grow our market share. We are also expanding in the GCC and North America , where there is growing demand and urgency due to government mandates, single - use plastic bans and ESG efforts. TARGET MARKETS • UAE is where we started and the MEA/GCC region is the current foundation of A1r water. • The U.S. consumer market, as well as the B2B/B2G market, presents a substantial opportunity for significant growth. • We believe the opportunity exists now to build our U.S. business and protect our first mover advantage in the competitive, U.S. consumer market. 1. Source: Abdul Latif Jameel, Thirst for investment: solving the Middle East’s Water Challenges: https://alj.com/en/perspective/thirst - for - investment - solving - the - middle - easts - water - challenges/ . 2. Grandview Research, U.S. Bottled Water Market Size, Share & Trends Analysis Report By Product (Spring Water, Sparkling Water), By Distribution Channel (On - Trade, Off - Trade), By Packaging, And Segment Forecasts, 2025 – 2030: https://www.grandviewresearch.com/industry - analysis/us - bottled - water - market - report . 10 Traction + Growth

11 Packaged Premium Water Offerings

12 Bottled water market size 2024 to 2034 (USD billion) 1 The $335.5b bottled water market: a single use case The global bottled water market reached $335.5 billion in 2024, and is poised to hit $565.2 billion by 2034 with a CAGR of 5.35%. 1 A1R water is positioned as a sustainable alternative for this high - consumption market, tapping into rising demand. $336 $354 $373 $565 $539 $511 $485 $460 $436 $414 $393 2024 25 26 27 28 29 30 31 32 33 34 5.35% CAGR (2025 - 2034) 1 1. Source: Precedence Research, Bottled Water Market Size, Share, and Trends 2025 to 2034: https://www.precedenceresearch.com/bottled - water - market . Market Opportunity

13 STILL - 16oz Aluminum Cans and Bottles SPARKLING - 16oz Aluminum Cans and Bottles STILL – 500ml G 1L Glass Bottles SPARKLING – 500ml G 1L Glass Bottles STILL – 1L Glass Bottles (Luxury Pack) Enjoy exceptional, purified still and sparkling water sourced from air. 100% renewable, sustainable. No microplastics or ground contamination. Our Offerings: Premium Packaged Atmospheric Water

Partnered with BBH – A Premier Global Marketing and Creative Agency • BBH has led extensive Consumer Research, Brand/Product desire research, Creative and Brand Marketing activity and all Brand Architecture work for A1R WATER Water has always been born from earth. Harvested from rivers, carved from glaciers, pulled from streams. But what if water could break free? Free from its beginnings to forge a new path. A path not bound by place or scarcity, but possibility. Meet A1R WATER. Our innovative process harnesses humid air, purifies it and transforms it into pure water. From air. No land. No limits. No ground contamination. No microplastics. Finally, water finds its freedom A1R WATER. Water Reborn 14

Elevating the Game with the MIAMI HEAT NBA’s First Team to harness Air - to - Water technology The Heat partnering with A1R water sets a new standard as the first NBA team to produce water directly from air, reinforcing the Heat’s commitment to both innovation and sustainability. Sustainable water reduces plastics while turning water into a potential new revenue opportunity with Miami Heat - branded bottles and cans, available across the arena. A1R water is the Official Water of the Miami HEAT Source: A1rwater signs first pro sports partnership with Heat: https://www.sportsbusinessjournal.com/Articles/2025/05/20/a1rwater - inks - its - first - pro - sports - partnership - with - heat/ 15

"This case turns on whether any of Nestlé's Poland Spring Water sources satisfy the objective spring - water standard of identity," the motion to certify the class said. "Nestlé represents that they are all 'springs.' Plaintiffs contend that each one is merely a groundwater well and that Nestlé strips minerals from all its products. The 47 - page lawsuit claims that despite being advertised as “the very best bottled water you can drink,” “purely sourced,” “exceptionally healthful” and “free of pollutants,” Mountain Valley Spring Water was found to contain uranium, arsenic and bromoform — none of which are safe for human consumption in any concentration or amount, according to the Environmental Protection Agency (EPA) . 16 Consumers are Increasingly Focused on Water Source and Purity 1. Billion Dollar Lawsuit? Big Law Gathers for Nestle Class Action: https:// www.law.com/ctlawtribune/2025/08/04/billion - dollar - lawsuit - big - law - gathers - for - nestl - class - action/?slreturn=20260111121512 2. Nestlé France HQ searched in mineral waters investigation: https:// www.just - drinks.com/news/nestle - hq - searched - in - mineral - waters - investigation/ 3. Class Action Lawsuit Claims Mountain Valley Spring Water Contaminated with Carcinogens: https:// www.classaction.org/news/class - action - lawsuit - claims - mountain - valley - spring - water - contaminated - with - carcinogens (1) (3) (2)

17 Strong Consumer Feedback for A1r water Brand

X Alignment with A1R water Equity investor Board seat National Distribution Agreement Successful history with A1R water leadership Proprietary market data Existing and sizable salesforce “When Pete came to us with this idea about A1R water, it hit all cylinders for us. Diversifying our portfolio with a unique product that no one else is doing… the interest around artisanal and premium water, the environmental benefits, and you add somebody like Pete in the mix who is a visionary — it’s like a 12 - cylinder race car ready to go”. Wayne E. Chaplin President & Chief Executive Officer Southern Glazer’s Wine & Spirits • In October 2025 A1R water and Southern Glazer’s Wine & Spirits (SGWS) signed a National Distribution Agreement to deliver and sell A1R water products across local, regional, and national customers. (1) • SGWS is the preeminent and largest distributor of wine, spirits, and non - alcoholic beverages in North America, serving 47 states, Canada, and the Caribbean. • SGWS makes 7.1 million deliveries annually to more than 250,000 customers. (2) • SGWS is expanding in the non - alcoholic space over the last 3+ years and A1R water will now hold a prominent space in their portfolio. • Tapping into SGWS significant capabilities, access, and consumer reach will create a significant opportunity for A 1 R water to win at retail and with restaurants, bars, and hotels . • SGWS is an equity investor in A1R water, the first equity stake SGWS has made in a beverage supplier, reiterating their confidence in A1R water’s success . 1. Southern Glazer’s Wine & Spirits and A1R WATER Announce National Distribution Agreement: https://newsroom.southernglazers.com/press - releases/press - release - details/2025/Southern - Glazers - Wine -- Spirits - and - A1R - WATER - Announce - National - Distribution - Agreement/default.aspx 2. Company Fact Sheet: https://newsroom.southernglazers.com/media - resources/fact - sheets/details/2024/Company - Fact - Sheet/default.aspx 18 Alignment with Southern Glazer’s Wine & Spirits

19 Atmospheric Water Generators

Cha l enges with Traditional Water Solutions 01 02 Costly 03 04 Complex More than half of our water comes from desalination and groundwater . These sources require significant power, infrastructure, transportation and logistics . 1 , 2 Water costs are rising, as infrastructure is estimated to need $6.7 trillion by 2030 and $22.6 trillion by 2050. 3 Governments and businesses face added costs from regulation and public scrutiny . Outdated Water collection and treatment methods have remained largely unchanged despite a deepening crisis. Outdated infrastructure has meant water is often lost to leaks and faulty systems. 4 Unsustainable By 2030, demand for fresh water will outpace global supplies by 40%. 5 20 1. Source: United Nations, UN World Water Development Report 2022 ‘Groundwater: making the invisible visible’: https://www.unwater.org/news/un - world - water - development - report - 2022 - ‘groundwater - making - i nvisible - visible ’. 2. Source: Kleinman Center for Energy Policy, Sea Change: Desalination and the Water - Energy Nexus: https://kleinmanenergy.upenn.edu/research/publications/sea - change - desalination - and - the - water - energy - nexus/ . 3. Source: United Nations, Water Infrastructure and Investment: https://sustainabledevelopment.un.org/content/documents/hlpwater/08 - WaterInfrastInvest.pdf . 4. Source: Fluence, What is Non - Revenue Water?: https://www.fluencecorp.com/what - i s - non - revenue - water/ . 5. Source: World Economic Forum, Global freshwater demand will exceed supply 40% by 2030, experts warn: https://www.weforum.org/stories/2023/03/globa l - freshwater - demand - will - exceed - supply - 40 - by - 2030 - experts - warn/ .

21 Atmospheric Water Generation May Help Solve Water Challenges 21 Regions / geographies worldwide 20 - 43 ƒ C temperatures (63 - 104 ƒ F) 25 - 100% relative humidity A simple power source (electric, fuel, solar, wind) Renewable water, on site, at scale 1. Source: U.S. Geological Survey, How Much Water is There on Earth: https://www.usgs.gov/water - science - school/science/how - much - water - there - earth . A1R WATER MAKES IT POSSIBLE TO Augment existing water supplies without overtaxing traditional water sources, ecosystems and infrastructure. With more water in the atmosphere than in rivers worldwide, 1 air - to - water technology (atmospheric water generation) is a solution to create clean, accessible, scalable water.

Replenish water as it's consumed, meeting needs without waste or plastic bottles. 22 5 Pull air from the atmosphere and HEPA filters clear out impurities. 1 Condense the air into water over cooling coils. 2 Purify, mineralize and sanitize the water, removing contaminants and enhancing taste and mineral profiles as needed. 3 Deliver clean, high - quality water on site, continuously recirculating for freshness and sanitation. 4 WELCOME TO A1r water Creating water from air Engineered for the demanding conditions of desert environments, our air - to - water technology transforms humidity abundant in the air into high - quality drinking and potable water. Our intensive filtration process purifies, sanitizes and enriches water with natural minerals as needed for diverse applications. Our Technology

23 State - of - the - art filtration system 2. Fully thermosealed heat exchange unit 3. Twin recirc system to constantly recirculate water, preventing bacterial growth with filters and UVC 4. Water data dashboard to deliver real - time insights on water production, energy use and environmental impacts 5. Remote diagnostics and automated checks to ensure peak performance and sustainability goals 6. Smart software monitoring to manage and configure usage profiles, mineral levels and taste profiles A1R water Different by design Our advanced Alpha Air flow system allows us to control factors that increase condensation efficiency and water production: temperature, humidity and air flow. 1. Our Technology

24 A1R05 R&D (1) Applications: Individual, homes, hotel suites, offices ~5 litres / day ~20 litres / day 1. Product is currently in research and development phase. A1R20 R&D (1) Applications: Homes, small offices, hotels Applications: Schools, offices, lobbies, common areas ~30 litres / day A1R100 Applications: Resort properties, airports, large events, campuses ~100 litres / day Applications: High - traffic outdoor areas, shopping malls, campuses, bottling facilities, humanitarian ~1000 litres / day Applications: Distilleries, bottling facilities, manufacturers, government and military ~3000 litres / day A1R1000 A1R3000 A1R FLEET A1R30 INDOOR USE OUTDOOR USE Our Air Water Generation Products

Pure innovation We adhere to international water standards to ensure quality and peace of mind. Creating high - quality, pH balanced neutral drinking water with enriched mineral taste profiles and scalable potable water solutions. Water quality testing and compliance: The World Health Organization, GSO149, GSO10.25, CE, CB, ECAS and Halal Configurable taste profiles using natural minerals (no chemical mineral concentrations) Chilled and unchilled options for drinking water Sustainable bottling options including glass, cans and reusable bottles to eliminate single - use plastic Built to last: Six Sigma quality, ISO 9001, TS 16949 and NSF certified materials Branded solutions: Customisable dispensers and bottles 25 Our Air Water Generation Products

26 16.3% CAGR (2023 - 2031) Cost and environmental impact of water transportation; deficient water management systems that cannot accommodate the escalating demand The need to enhance agricultural productivity while conserving and augmenting natural resources Government mandates to meet stringent environmental standards and reduce single - use plastics The global atmospheric water generator market The air - to - water market is currently growing at a 16.3% CAGR. 1 The air - to - water market forecast: 1 $12.5b (By the end of 2031) Global forces driving innovation and adoption: Growth of the population, straining finite water supplies where it is needed; droughts Water scarcity concerns: 1 Agriculture consumes about 70% of freshwater worldwide, reaching 95% in some areas. With global population growth, water shortages are poised to become a major future challenge without sustainable solutions. Increasing freshwater shortages worldwide are prompting the search for alternative water sources. Alternative water sources are gaining momentum as governments and institutions increasingly turn to AWGs to strengthen water security and address shortages. 1. Source: Transparency Market Research, Atmospheric Water Generator Market: https://www.transparencymarketresearch.com/atmospheric - water - generator - market.htm l . Market Opportunity

27 BOTTLING FACILITIES Designed to meet specific needs and sustainability goals with cost - effective on - site bottling facilities, complete with water treatment, automation, bottle sanitation and more . WATER FARMS Our renewable water farms generate consistent, self - sufficient water supply at scale, reducing dependency on traditional water sources. Capable of producing approximately one million litres of water per farm per day Flexible and secure with renewable water, hybrid power generation and underground water storage Self - sufficient, independent from coastal water and main power grids Optimised to serve remote, urban and inland populations, agricultural areas and unused desert spaces Water can be channeled into municipality infrastructure or used for emergency / military response Produces 100,000+ litres of water per day on site Reduces dependence on traditional water sources, large - scale water transportation and single - use plastic Long - term contracted offtake for large - scale water production at a competitive price point Healthy rate of return on internally funded projects with long - term contracted cash flow Large - Scale Configurable Solutions

Partner with us to pioneer a future where water is sustainably sourced, transforming access and consumption for generations to come. A1rwater.com A SI MP L E T R U T H : Water is essential to our everyday lives, survival and planet. 28 A Bold Future

29 Appendix

30 Risk Factors All references to the “company,” “we,” “us” or “our” refer to Air Water Ventures Holdings Limited and its consolidated entities prior to the Business Combination and refer to Air Water Ventures Limited, a Cayman Islands exempted company and its subsidiaries (including Air Water Ventures Holdings Limited) immediately following the consummation of the Business Combination. The risks presented below are non - exhaustive descriptions of certain of the general risks related to the business of Air Water, Inflection Point and PubCo and the Business Combination among Air Water, Inflection Point and PubCo, and such list is not exhaustive. The list below has been prepared solely for purposes of inclusion in this Presentation and not for any other purpose. You should carefully consider these risks and uncertainties and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks presented by the Business Combination. Risks relating to the business of Air Water, the Business Combination and the business of PubCo will be disclosed in future documents filed or furnished by Air Water, Inflection Point or PubCo with the SEC, including the documents filed or furnished in connection with the Business Combination among Air Water, Inflection Point and PubCo. The risks presented in such filings will be consistent with SEC filings typically relating to a public company, including with respect to the business and securities of Air Water, Inflection Point and PubCo and the Business Combination among Air Water, Inflection Point and PubCo, and may differ significantly from, and be more extensive than, those presented below. Risks Related to Our Business and Our Industry • We may not be able to successfully expand our business into other geographic markets, and if we are not able to expand into new geographic markets efficiently, our business, financial condition and results of operations could be harmed. • We may in the future enter into long - term supply agreements that could result in insufficient inventory and negatively affect our results of operations. • Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand into new geographic markets which could adversely affect our growth, business, financial condition and results of operations. • Our long - term success depends, in part, on our ability to negotiate and enter into sales agreements with, and deliver our premium water products to, third party customers on commercially viable terms. There can be no assurance that we will be successful in securing such agreements. • Consumer preferences for our products are difficult to predict and may change, and, if we are unable to respond quickly to new trends, our business may be adversely affected. • A reduction in consumer concerns about the environmental impact of plastic bottles and other packaging materials could result in reduced demand for our products and could harm our business. • Any failure by management to manage growth properly could have a material adverse effect on our business, operating results and financial condition. • We are subject to risks associated with changing technology, product innovation, manufacturing techniques, operational flexibility and business continuity, which could place us at a competitive disadvantage. • We expect to incur research and development costs and devote resources to identifying and commercializing new products and services, which could reduce our profitability and may never result in revenue to us. • Our long - term success will depend ultimately on implementing our business strategy and operational plan, as well as our ability to generate revenues, achieve and maintain profitability and develop positive cash flows. • We currently face and will continue to face significant competition from established companies with longer operating histories, customer incumbency advantages, access to and influence with governmental authorities, and more capital resources than we do. We could experience customers diverted to our competition, downward pricing pressures, and significant reductions to our revenue. • Mergers in our industry among our current or potential competitors may adversely affect our competitive position. • We have a history of losses and may not be able to achieve or maintain profitability in the future. • We may seek to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth. • If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer. • Our future performance is difficult to evaluate because we have a limited operating history. • Our financial results depend on successful marketing and sales of our premium packaged water products and project execution. Our business may be adversely affected by cost overruns, failure to meet customer schedules, failure of our subcontractors to fulfill their obligations to us, or other execution issues. • Damage to our reputation or brand image can adversely affect our business. • Our sales and profitability may be impacted by, and we may incur liabilities as a result of, warranty claims, product defects, recalls, improper use of our products, or our failure to meet performance guarantees or customer safety standards, or treat emerging contaminants. Risk Factors

31 Risks Related to Legal, Compliance and Regulations • The legal and regulatory environment in the jurisdictions in which we operate, changes thereto and our ability to comply with the same could negatively affect our results of operations, adversely affect demand for our products and services or result in litigation. • We conduct business in markets with high - risk legal compliance environments, which exposes us to increased legal and reputational risk. • Failure by suppliers or co - packers to comply with applicable laws and regulations, or with specifications and other requirements for our products, may adversely impact our business. • We are subject to environmental, health and safety laws and regulations, and labor laws in multiple jurisdictions, which impose substantial compliance requirements on our operations. Our operating costs could be significantly increased in order to comply with new or stricter regulatory standards imposed by any governmental agency in which we operate. • Delays in enactment or repeals of environmental laws and regulations may make our products, services, and solutions unnecessary or less economically beneficial to our customers, adversely affecting demand for our products, services, and solutions. • Our businesses require numerous permits, licenses, franchises and other approvals from various governmental agencies, and the failure to obtain or maintain any of them, or lengthy delays in obtaining them, could materially and adversely affect us. • Advertising inaccuracies and product mislabeling may have an adverse effect on our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings. • Failure to comply with laws and regulations applicable to our business can adversely affect our business. • Any failure by us to comply with the anti - corruption, anti - bribery, privacy/personal data, consumer protection, environmental and similar laws could result in legal penalties and fines, and/or negatively impact our reputation and results of operations. • Uncertainties in the interpretation and application of existing, new, and proposed tax laws and regulations could materially affect our tax obligations and effective tax rate. • As a private company, we have not been required to document and test our internal controls over financial reporting, nor has our management been required to certify the effectiveness of our internal controls and our auditors have not been required to opine on the effectiveness of our internal control over financial reporting. Failure to maintain adequate financial, information technology and management processes and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies, which could lead to errors in our financial reporting and adversely affect our business. • Increased scrutiny and changing expectations from investors regarding environmental, social and governance considerations may result in the decrease of the trading price of our securities. Economic and External Risks • The occurrence of significant events against which we may not be fully insured could have a material adverse effect on our business, financial condition and results of operations. • Our business may be adversely affected by force majeure events outside our control, including labor unrest, civil disorder, war, subversive activities or sabotage, extreme weather conditions, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions. For example, a hurricane or tropical storm could cause major damage to our facilities, equipment and properties and adversely affect our supply chain and operations. • Inflation has increased our operating costs, and we expect to continue to experience inflationary conditions. • Unfavorable general economic and geopolitical conditions could adversely affect our business, financial condition and results of operations. • Turmoil in the banking industry may negatively impact our business, results of operations and financial condition. Risks Related to Intellectual Property and Technology • Our patent applications may not result in issued patents, and any issued patents may not provide adequate protection, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. • Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly. • We may need to defend ourselves against claims that we infringe, have misappropriated, or otherwise violate the intellectual property rights of others, which may be time - consuming and would cause us to incur substantial costs. • Cyber - attacks or a failure in our information technology and data security infrastructure could adversely affect our business and operations. Risks Related to Our Projections • Our financial projections included in this presentation rely in large part upon assumptions and analyses developed by us. If these assumptions prove to be incorrect, our actual operating results may differ materially from the forecasted results. • Demand for our products may not grow or may grow at a slower rate than we anticipate. • The rapidly evolving and competitive nature of our industry makes it difficult to evaluate our future prospects. • If our estimates and assumptions we use to determine the size of our total addressable market are inaccurate, our future growth rate may be affected and the potential growth of our business may be limited. Risks Related to Inflection Point and the Business Combination • Directors and officers of Inflection Point, the Sponsor and their affiliates have interests in the Business Combination that are different from, or in addition to and/or in conflict with, those of the Inflection Point shareholders generally. • Inflection Point’s Sponsor, directors and officers, and Cantor have agreed to vote in favor of the Business Combination, regardless of how public shareholders vote. • The ability of the public shareholders to exercise redemption rights with respect to a large number of the public shares could increase the probability that the Business Combination will be unsuccessful and that you would have to wait for liquidation in order to redeem your public shares. • Inflection Point’s sponsor, Inflection Point’s or Air Water’s directors, managers, officers, advisors and their affiliates may elect to purchase public shares or rights, which may influence a vote on the Business Combination and reduce the public “float” of the public shares or rights. • Past performance by Inflection Point’s management team, advisors and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in PubCo. • Inflection Point cannot assure you that its diligence review has identified all material risks associated with the Business Combination, and you may be less protected as an investor from any material issues with respect to Air Water’s business, including any material omissions or misstatements contained in the Registration Statement or this proxy statement/prospectus relating to the Business Combination, than an investor in an underwritten initial public offering. • Inflection Point and PubCo will not have any right to make indemnification claims against Air Water for the breach of any representation, warranty or pre - closing covenant made by Air Water in the Business Combination Agreement. • Inflection Point’s shareholders will experience dilution due to the issuance of PubCo Ordinary Shares and securities convertible into the PubCo Ordinary Shares to the equity holders of Air Water as consideration in the Business Combination and the issuance of securities in the PIPE investments. Risk Factors

32 Risks Related to Inflection Point and the Business Combination (continued) • Subsequent to the consummation of the Business Combination, PubCo may be required to take write - downs or write - offs, restructuring and impairment or other charges that could have a significant negative effect on PubCo’s financial condition, results of operations and share price, which could cause you to lose some or all of your investment. • If Inflection Point is deemed to be an investment company under the Investment Company Act, it may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for Inflection Point to complete the Business Combination or another initial business combination or force it to abandon its efforts to complete an initial business combination. • Shareholders who acquired public shares in Inflection Point’s initial public offering will have their ownership interests diluted to the extent of the difference between the initial public offering price of $10.00 per public share sold in the initial public offering and the net tangible book value per share at the time of the Business Combination. • Inflection Point’s board of directors has not requested, and does not anticipate requesting, an updated opinion from its financial advisor reflecting changes in circumstances that may have occurred since the signing of the Business Combination Agreement. • Inflection Point and Air Water will incur significant transaction and transition costs in connection with the Business Combination. • The completion of the Business Combination is subject to certain closing conditions, including satisfaction of all closing conditions in the Business Combination Agreement, and any such conditions may not be satisfied on a timely basis, if at all. • Inflection Point may be targeted by securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Business Combination from being completed. • Upon consummation of the Business Combination, the rights and obligations of a PubCo shareholder may differ from the rights and obligations of Inflection Point shareholders. • Inflection Point/PubCo may be or may become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. holders. Risks Related to Becoming and Being a Public Company • There can be no assurance that PubCo’s ordinary shares will be approved for listing on Nasdaq or any other national securities exchange, or that PubCo will be able to comply with the continued listing standards of Nasdaq or any other national securities exchange. • PubCo will initially be a foreign private issuer within the meaning of the rules under the Exchange Act, and as such it will be exempt from certain provisions applicable to domestic public companies in the United States. • PubCo may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. Risks Related to PubCo Securities • Because each of Inflection Point and PubCo are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. • Future resales of PubCo’s ordinary shares may cause the market price of such shares to drop significantly, even if PubCo’s business is doing well. • An active trading market for PubCo’s ordinary shares may not be sustained to provide adequate liquidity. The market price and trading volume of PubCo’s ordinary shares could decline significantly or become volatile following the consummation the Business Combination. • The holders of preferred shares issued in connection with the Business Combination and related financing transactions will have certain approval rights over actions taken by PubCo, including related to incurring debt. • Future sales and issuances of shares or other equity securities by PubCo (such as pursuant to PubCo’s equity incentive plan and the terms of the preferred shares and associated warrants to be issued in the Business Combination and associated financings) could result in additional dilution of PubCo’s other shareholders and cause the market price of PubCo’s ordinary shares to drop significantly, even if PubCo’s business is doing well. • PubCo does not expect to pay any dividends in the foreseeable future. • If securities or industry analysts do not publish research or reports about PubCo’s business, or if they issue an adverse or misleading opinion regarding PubCo’s ordinary shares, the market price and trading volume of Pubco’s ordinary shares could decline. Risk Factors